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                                                                 EXHIBIT 99.3


 [MobileMedia Letterhead]

FOR IMMEDIATE RELEASE

FOR: MOBILEMEDIA CORPORATION
Media Contact: Krista Grossman -- 212/445-8226
Investor Contact: Laura Wilker -- 201/462-4959

[LOGO]
MobileMedia



                      MOBILEMEDIA GAINS ACCESS TO REMAINING
                           $100 MILLION OF DIP FINANCING

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RIDGEFIELD PARK, NEW JERSEY, MAY 5, 1997 -- MobileMedia Corporation
[Nasdaq: MBLQE] announced today that it has gained access to the remaining $100 million of debtor-in-possession ("DIP") financing provided by its post-petition bank group. As previously announced, the Company had entered into an agreement providing for a total of $200 million of DIP financing from a consortium of banks led by The Chase Manhattan Bank and had received access to $100 million of the funds. One of the conditions to receiving the remaining $100 million was that the Company deliver a business plan by April 15, 1997 that would be found satisfactory by the banks' financial advisor. The Company said the business plan had been found satisfactory and that the remaining funds had become available.

The Company said it would use the DIP financing to fund normal business operations and other cash needs.


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